EXHIBIT INDEX


     (10)(a) Purchase and Sale Agreement for Highland Cove Retirement Center, dated as of January 19, 1995.

                                 SCHEDULE I


     The Purchase and Sale Agreement for Paradise Cove Retirement Park, dated as of January 19, 1995, is substantially the same in all material respects as Exhibit (10)(a), except that the purchase price was $2,798,573.99.

                              EXHIBIT (10)(a)

                        PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT (the "Agreement"), made and entered into as of this 19th day of January, 1995, by and between Consolidated Resources Health Care Fund VI, a Georgia limited partnership ("Seller"), and Life Care Centers of America, Inc., a Tennessee corporation ("Purchaser").
                            W I T N E S S E T H:
     WHEREAS, Seller is the owner of certain real and personal property (except as hereinafter set forth) comprising a certain retirement facility known as Highland Cove Retirement Center located in Salt Lake City, Salt Lake County, Utah (such real property and personal property and the business conducted thereon are hereinafter referred to as the "Retirement Center"); and
     WHEREAS, Seller wishes to sell the Retirement Center, including the business thereof, to Purchaser and Purchaser wishes to buy the Retirement Center, subject to and upon the terms and conditions herein set forth.
     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:
SECTION 1.  PURCHASE AND SALE.
     Upon the terms and conditions set forth herein, Seller shall sell to Purchaser and Purchaser shall purchase from Seller the following:
          (a) All that certain tract or parcel of real property situated in Salt Lake City, Salt Lake County, Utah, TOGETHER WITH all and singular appurtenances now or hereafter belonging thereto, said real property being more particularly described in Exhibit "A" attached hereto and by reference made a part hereof, and being hereinafter together referred to as the "Land";
     TOGETHER WITH all right, title and interest of Seller in and to the improvements and appurtenances thereon situated, and all fixtures and furniture attached thereto or appurtenant thereto and used in connection therewith, consisting, without limitation, of the Retirement Center commonly known as Paradise Cove
     Retirement Park, all plumbing, heating, lighting and cooking fixtures, air conditioning fixtures and units, ranges, refrigerators, dishwashers, disposals, trash mashers, hot water heaters and equipment, boilers, bathroom and kitchen cabinets, antennae, and to the extent located on the Land, mantels, door mirrors, venetian blinds, shades, drapes, screens, awnings, window boxes, storm doors, ice makers, mail boxes, weather vanes, flagpoles, pumps, shrubbery, outdoor statuary, and carpeting
     (said Land, improvements, appurtenances, fixtures and property at the Retirement Center being hereinafter collectively referred to as the "Real Property"), TOGETHER WITH all right, title and interest of Seller in and to any land lying in the bed of any street, right of way, road or avenue, open or proposed, and any strip of land in front of or adjoining said Land to the center line thereof, and together with all right, title and interest of Seller in and to any award made or to be made in lieu thereof, and in and to any unpaid award for damage to said Land by reason of change of grade of any street;
          (b) The rights of Seller as lessee under that certain Ground Lease dated as of April 12, 1977, by and between Forest Hills Nursery, Inc., as Lessor, and Autumn Development and Construction Company, Inc., as Lessee, as amended and assigned (the "Ground Lease"); and
          (c) All Leases (as defined herein) and security deposits and other deposits held or received in connection with the Leases, licenses (including but not limited to all licenses for assisted living beds, permits, equipment, furniture, furnishings, fixtures, inventory, supplies and all tangible and intangible personal property located on the Real Property or used in connection with the business of the Retirement Center as a going concern or with the operation of the Retirement Center (the
     "Personal Property"), including without limitation all of those items of personal property set forth and described in Exhibit "B" attached hereto (but excluding personal property set forth and described in Exhibit "C" attached hereto and personal property owned or leased by the lessees of units of the Retirement Center
     (the "Excluded Property")) and the name "Highland Cove Retirement
     Center."
SECTION 2.  PURCHASE PRICE.
     The purchase price payable by Purchaser to Seller for the Real Property and Personal Property shall be SIX MILLION AND NO/100 DOLLARS ($6,000,000.00) subject to adjustment as provided in this Agreement (the "Purchase Price"). The Purchase Price shall be paid as follows:
          (a) Within one (1) day of its execution of this Agreement, Purchaser shall deposit the sum of $50,000.00 with Lawyers Title Insurance Corporation, Atlanta Georgia as an Earnest Money Deposit to be held in escrow, in an interest bearing account, and paid to Seller at Closing (as defined herein) or as otherwise provided in this Agreement; and
          (b) The remainder to be paid in cash or by wire transfer of immediately available funds to Seller by Purchaser at Closing, subject to adjustment as provided herein.
SECTION 3.  SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.
     As used in this Section and elsewhere in this Agreement the following terms shall have the following meanings:
          "Knowledge of Seller" or "Seller's Knowledge" shall mean the actual knowledge of any executive officer of the managing general partner of Seller.
          "Knowledge of Purchaser" or "Purchaser's Knowledge" shall mean the actual knowledge of any executive officer of Purchaser.
     In addition to the representations, warranties and covenants made elsewhere in this Agreement, Seller hereby makes the following representations, warranties and covenants to Purchaser, each of which shall be deemed to be material to the transactions contemplated by this
Agreement:
     3.01. Ownership; Condition of Retirement Center. Seller is the owner of and has good and marketable title to the Real Property, free and clear of all security interests, liens or encumbrances except as set forth in this Agreement. Upon consummation of the sale contemplated by this Agreement, Purchaser shall acquire good and marketable title to the Real Property, subject to the Permitted Title Exceptions (as hereinafter defined) and the other exceptions set forth in this Agreement. To Seller's Knowledge, upon Closing, the Retirement Center will be in good condition, comparable, in all material respects, to the condition existing on the date of this Agreement, ordinary wear and tear excepted. Seller shall not remove any item of Personal Property from the Retirement Center prior to the Closing, except for the purpose of repair or replacement or in the ordinary course of business, and any such item or its replacement, as the case may be, shall be included in this transaction.
     3.02. List of Lessees. Seller will provide to Purchaser at the Retirement Center a schedule setting forth the name of each lessee of a unit of the Retirement Center (the "Lessees") pursuant to a lease agreement (the "Leases"), the lease termination date, the status of payment of each Lessee, and an accounting of security deposits and advance lease deposits, which accounting shall be true, complete and correct in all material respects, subject to routine periods for posting of transactions.
     3.03. Financial Statements. Seller will provide to Purchaser copies of the following financial statements of the Retirement Center:
(i) unaudited balance sheets as of the end of the Retirement Center's last two (2) fiscal years and year to date, which are true, complete and correct in all material respects and reflect the financial condition of the Retirement Center at the respective dates on such balance sheets; and
(ii) unaudited statements of operations for the Retirement Center's last two (2) fiscal years and year to date, which are true, complete and correct in all material respects and reflect its operations during such periods. Except as set forth on Exhibit "D", there have been no material adverse changes in the financial condition, business or properties of the Retirement Center since its most recent fiscal year end.
     3.04. Agreements, Contracts and Commitments. Seller will provide to Purchaser at the Retirement Center a list of all contracts and agreements with respect to laundry facilities, food services, equipment, furniture, management, grounds maintenance and other services of the Retirement Center to which Seller is a party and which require more than 31 days notice for cancellation without penalty. After the date of this Agreement, Seller shall not renew or extend any such contracts without Purchaser's consent, which shall not be unreasonably withheld; provided, however, that Seller may in the ordinary course of business renew without Purchaser's consent any contract involving an amount which, when combined with amounts payable under all other contracts which are renewed without Purchaser's consent, is not in excess of $10,000. Purchaser shall assume the listed contracts and agreements and the responsibility or liability thereunder accruing from and after the Closing Date or shall cause Seller to terminate such contracts and agreements before Closing in accordance with Purchaser's written instructions delivered to Seller before Closing. Seller shall use its reasonable efforts to keep all insurance policies or renewals thereof ("Policies") affecting or covering the Retirement Center and its operations in force and effect up to and including the date of the Closing unless the reason for such Policies ceases or such Policies are replaced in the ordinary course of business.
     3.05. Discharge of Obligations. Except as may be disclosed in Exhibit "D", to Seller's Knowledge, Seller has carried out, performed and complied with its obligations under the Leases or other material agreements.
     3.06. Occupancy. To Seller's Knowledge, the Retirement Center has existing valid Leases with the Lessees occupying the Retirement Center.
     3.07. No Rebates or Allowances. Except as may be disclosed in Exhibit "D", to Seller's Knowledge, none of the Lessees have been given any concession or consideration for the lease of any unit, and none of the Lessees are entitled hereafter to any concessions, rebates, and/or allowances of free occupancy for any period after the Closing.
     3.08. Repair Requirements. To Seller's Knowledge, there are no outstanding requirements or recommendations by any mortgagee or any insurance company, requiring or recommending any material repairs or work to be done on the Retirement Center.
     3.09. Litigation. Except as may be disclosed in Exhibit "D", there is no litigation or judicial, municipal or administrative proceeding pending or, to Seller's Knowledge, threatened, which would materially adversely affect all or any part of the Retirement Center, its assets, property or business or Seller's ability to consummate the transactions contemplated by this Agreement.
     3.10. No Condemnation Proceedings. There are no pending or, to Seller's Knowledge, threatened condemnation or eminent domain proceedings adversely affecting all or any part of the Retirement Center.
     3.11. Access to Public Improvements. Except as may be disclosed in Exhibit "D", to Seller's Knowledge, all curb cut and street opening permits or licenses required for vehicular access to and from the Retirement Center over presently existing roads and driveways have been obtained and paid for and are in full force and effect.
     3.12. No Liens Against Personal Property. Except as may be disclosed in Exhibit "D", to Seller's Knowledge, all fixtures and articles of Personal Property is currently, and at Closing will be, owned by Seller, free and clear of any conditional bills of sale, chattel mortgages, security agreements, financing statements, other security interests, liens or encumbrances of any kind, except for any personal property taxes (ad valorem), which are liens not yet due and payable.
     3.13. Compliance with Laws. Except as may be disclosed in Exhibit "D" and with respect to the Americans With Disabilities Act, to Seller's Knowledge, the Retirement Center is currently, and shall be, at the Closing Date, in compliance in all material respects with all laws, ordinances, codes, regulations and requirements of the United States, State of Utah, Salt Lake County, Utah, and any political subdivision or agency thereof.
     3.14. Leased Property. Seller does not lease any personal property, equipment or fixtures used in the business conducted at the Retirement Center, except as may be disclosed in Exhibit "D".
     3.15. Status of Land; Environmental Standards. To Seller's Knowledge, all approvals, permits and certificates required to occupy and operate the Retirement Center have been obtained. To the Knowledge of Seller, the present use of the Land is in compliance in all material respects with all applicable zoning ordinances, building codes, fire codes, life safety codes, or health department ordinances pertaining thereto, except as may be disclosed in Exhibit "D" or Exhibit "E". To Seller's Knowledge, during the period of Seller's ownership of the Retirement Center, Seller has not used, generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed Hazardous Substances (as hereinafter defined) at or on the Retirement Center, or other dangerous or toxic substances, or solid waste, except in compliance with all applicable federal, state and local laws or regulations or except for Hazardous Substances in non-reportable quantities. To Seller's Knowledge, there has been no material Release (as hereafter defined) of any Hazardous Substances on or off-site of the Retirement Center. As used herein, (a) "Hazardous Substances" include any pollutants, dangerous substances, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.) as amended, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.) as amended, the Clean Water Act (33 U.S.C. Section 1251, et seq.) as amended, or any other federal, state or local environmental law, ordinance, rule or regulation and including petroleum products, and (b) "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping. Except as may be disclosed by the Phase I Environmental Audit of the Retirement Center conducted by ATEC Associates, Inc. and dated as of January ___, 1995 (the "Environmental Report"), to Seller's Knowledge, there has not been incorporated into the Retirement Center and the Retirement Center does not contain, any asbestos products, urea-formaldehyde, and other known building products which may be harmful or injurious to human health or constitute Hazardous Substances.
     3.16. No Management Agreement. There will be no management agreement for the Retirement Center at the time of Closing, except as Seller and Purchaser may agree in writing.
     3.17. Employee Relations. Seller will provide to Purchaser at the Retirement Center the name and current annual salary (or rate of compensation) and other compensation (including benefits and bonuses) payable by Seller to each employee at the Retirement Center and the profit-sharing, bonus or other form of extra compensation paid or payable by Seller to or for the benefit of each such person for the Retirement Center's current fiscal year, and all accrued and unpaid or unused vacation or sick leave. To Seller's Knowledge, there are no written contracts, agreements or arrangements relating to the compensation or benefits paid or payable to any of its employees now or at any future time. Seller has no collective bargaining agreements with any of Seller's employees at the Retirement Center and to Seller's Knowledge, there have been no union organizational activities pertaining to the Retirement Center.
     3.18. Real Property and Personal Property Taxes. The real estate and personal property tax assessment on the Retirement Center are as reflected on the real estate and personal property tax bills for the Retirement Center (the "Tax Bills") for 1993 and Seller will provide to Purchaser at the Retirement Center evidence of the amount of taxes paid and unpaid in connection with the Tax Bills.
     3.19. Utilities. Seller will provide to Purchaser at the Retirement Center information concerning the total monthly amounts for the Retirement Center of: (i) water and sewer bills; (ii) gas bills; (iii) electric bills; (iv) garbage and trash removal; (v) repairs and maintenance; and
(vi) other normal operating expenses, such as landscaping and security charges.
     3.20. No Violations of Law. Except as may be disclosed in Exhibit "D", Seller has not received notice from any governmental authority of any violation by or adversely affecting the Retirement Center of any federal or state law or any municipal ordinance or order or requirement of any governmental authority having jurisdiction over the Retirement Center.
     3.21. Maintenance of Business Operations, Employees and Goodwill. From the date of this Agreement until Closing, Seller will cooperate with Purchaser to preserve and maintain the Retirement Center's business operations intact, use its reasonable efforts to keep available to Purchaser the services of its present employees, with consideration for turnover in the ordinary course of business, and preserve to the extent reasonably possible the goodwill of the Retirement Center's business.
     3.22. Trade Payables. Seller shall satisfy or cause to be satisfied all of the Retirement Center's trade payables, including payables for inventory, supplies and other consumer goods in the ordinary course of the Retirement Center's business prior to the Closing Date. Such trade payables shall be totally retired as of the Closing Date if a final statement of payments owed is presented at least five (5) days prior to Closing. Any trade payables relating to goods or services furnished to the Retirement Center before Closing and not presented according to the preceding sentence shall be fully paid by Seller within thirty (30) days of presentment.
     3.23. Organization of Seller. Seller is a limited partnership formed and in existence under the laws of the State of Georgia, and, if applicable, is qualified as a foreign limited partnership in the State of Utah. Seller has the power and authority to own its properties and to carry on its business as and where such business is now conducted.
     3.24. Due Authorization; No Default. The execution, delivery and performance of this Agreement by Seller and all other agreements and instruments to be executed by Seller in connection herewith or pursuant hereto and the consummation of the sale contemplated hereby have been duly authorized by all requisite corporate action on the part of the general partner of Seller. When this Agreement is executed and delivered by the general partner of Seller on behalf of Seller, it shall constitute the legal, valid and binding obligation of Seller. Except as may be disclosed in Exhibit "D", the performance of this Agreement by Seller will not conflict with or result in a breach of or default under Seller's Amended and Restated Agreement of Limited Partnership ("Seller's Partnership Agreement"), any laws, rules, regulations or decrees governing or affecting Seller, or any contract or commitment to which Seller is a party or by which it is bound, which would materially and adversely affect the Retirement Center or Seller's right or ability to consummate the transactions contemplated by this Agreement.
     3.25. Consents. Except as may be disclosed in Exhibit "D" and for the agencies and departments of the State of Utah, if any, necessary to issue licenses to operate the Retirement Center, there are no persons or entities whose consent is necessary in order for Seller to consummate the transactions contemplated by this Agreement.
     3.26. Notice as to Material Changes. Seller will promptly advise Purchaser in writing of the occurrence of any events relating to the operations of the Retirement Center or Seller's right or ability to consummate the transactions contemplated by this Agreement which come to the Knowledge of Seller after the date of this Agreement and prior to Closing relating to any of those matters which are the subject of the covenants, representations and warranties of the Seller contained herein.
     3.27. Accuracy of Information. No representations, warranties or covenants by Seller or its managing general partner's officers or directors, nor any statement, exhibit, list or certificate furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which they were made.
     3.28. Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of the Seller contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if given and made on and as of the date and time of Closing (and Seller shall affirm such in writing to Purchaser at Closing), and such representations, warranties and covenants shall survive the Closing and the consummation of the transactions contemplated by this Agreement for the period set forth in Section 13.
SECTION 4.  PURCHASER'S REPRESENTATIONS, WARRANTIES AND
            COVENANTS.

     Purchaser makes the following representations, warranties and covenants to Seller, each of which shall be deemed to be material to the transactions contemplated by this Agreement.
     4.01. Organization of Purchaser. Purchaser is a corporation formed and existing under the laws of the State of Tennessee and is qualified to do business in the State of Utah.
     4.02. Due Authorization and Authority. This Agreement and its execution, delivery and performance, have been authorized by all requisite corporate action on the part of Purchaser. The performance of this Agreement by Purchaser will not conflict with or result in a breach of or default under Purchaser's Articles of Incorporation, as amended or restated ("Purchaser's Articles") or Bylaws, or any contract or commitment to which Purchaser is a party or by which it is bound, which could materially and adversely affect Purchaser's right or ability to consummate the transactions contemplated by this Agreement, or any laws, rules, regulations or decrees governing or affecting Purchaser. When this Agreement is executed and delivered by the officers of Purchaser on behalf of Purchaser, it shall constitute the legal, valid and binding obligation of Purchaser.
     4.03. Litigation. To Purchaser's Knowledge, there is no litigation or proceeding pending, or threatened, against Purchaser in any court or before any arbitration or governmental agency, domestic or foreign, which would materially adversely affect Purchaser's ability to perform its obligations under this Agreement.
     4.04. Accuracy of Information. To Purchaser's Knowledge, no representation, warranty or covenant by Purchaser or its officers or directors, nor any statement, exhibit, information provided by Purchaser to Seller and included in the exhibits to this Agreement, list or certificate furnished or to be furnished to Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which they were made.
     4.05. Consents. Except for the agencies and departments of the State of Utah necessary, if any, to issue licenses to operate the Retirement Center, there are no persons or entities whose consent is necessary in order for Purchaser to consummate the transactions contemplated by this Agreement.
     4.06. Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of the Purchaser contained in this Agreement shall be true and correct as of the Closing with the same force and effect as if given and made on and as of the date and time of Closing (and Purchaser shall affirm such in writing to Seller at Closing), and such representations, warranties and covenants shall survive the Closing and the consummation of the transactions contemplated by this Agreement for the period set forth in Section 13.
SECTION 5.  CONVEYANCES AND TITLE.
     5.01. Assignment and Bill of Sale. At Closing, conveyance of the Real Property and the Personal Property shall be by limited warranty deed and assignment and bill of sale, respectively. Good, marketable and insurable title to the Real Property shall be conveyed from Seller to Purchaser free and clear of all liens, claims, charges and encumbrances of any kind, subject only to taxes for the current year, and those other liens, claims, charges, encumbrances or objections set forth in Exhibit "E" attached hereto and by reference made a part hereof (such other liens, claims, charges, encumbrances or objections are hereinafter referred to as "Permitted Title Exceptions").
     5.02. Title Defects. If examination of title reveals any legal defect to title other than the Permitted Title Exceptions, Purchaser shall furnish Seller with a written statement thereof within two business after the receipt of the survey.
SECTION 6.  CLOSING.
     6.01. Place, Time and Date of Closing. The payments and deliveries contemplated by this Agreement (other than the post-closing payments contemplated by this Agreement) shall be made at the offices of Nelson Mullins Riley & Scarborough, L.L.P., 400 Colony Square, Suite 2200, 1201 Peachtree Street, Atlanta, Georgia 30361 at 10:00 a.m., local time, on or before January 31, 1995, or at such other place, time and date as Purchaser and Seller shall mutually agree. The date on which the last of such payments and deliveries occurs is the "Closing Date," and such payments and deliveries constitute the "Closing." The Closing shall not be deemed to have occurred unless and until all of the conditions set forth in this Agreement have been satisfied (or appropriately waived); and none of such actions shall be deemed to have been taken unless and until all of them have been taken (or the requirement that they be taken appropriately waived); provided, however, that if all such actions are taken (or appropriately waived), then the Closing shall be effective on the Closing Date.
     6.02. Conveyance of Property Free and Clear of Liens. At Closing, the Retirement Center shall be conveyed free and clear of all liens, encumbrances, restrictions, assessments (including, without limitation, any assessments payable in installments), encroachments, and easements, except those set out in the Permitted Title Exceptions, exhibits to this Agreement, and those to which Purchaser has consented in writing. Subject to the Permitted Title Exceptions or as provided above, Seller shall have satisfied and canceled of record all such aforesaid assessments, liens and other encumbrances against said Real Property and Personal Property, including, without limitation, any mortgage, indenture, security agreement, or deed to secure debt outstanding on any portion of such Real Property and Personal Property, unless assumed by Purchaser.
     6.03. Deliveries by Seller. Seller hereby agrees to, and shall, deliver or cause to be delivered to the Purchaser (unless Purchaser waives delivery in writing of any one or all) at the Closing or at the Retirement Center, all items provided for in this Agreement, including, without limitation the following:

          (a) Possession. Possession and occupancy of the Retirement Center subject only to any Permitted Title Exceptions;
          (b) Deed. Limited warranty deed conveying title to the Real Property to Purchaser, duly witnessed and attested for recording in the State of Nevada, free and clear of all liens, restrictions and encumbrances other than the Permitted Title Exceptions;
          (c) Title Binder; Survey. A title insurance policy with extended coverages (marked title policy commitment), containing such endorsements as Purchaser may reasonably require and as may be customarily made available by Lawyers Title Insurance
     Corporation (the "Title Company") under standard underwriting criteria at nominal premium cost or at a premium cost paid solely by Purchaser, issued by the Title Company in an amount not less than the Purchase Price and indicating ownership vested in Purchaser subject only to the Permitted Title Exceptions, with the costs of such title insurance to be borne fifty percent (50%) by Seller and fifty percent (50%) by Purchaser (except as provided above), and an A.L.T.A. "as built" survey of the Land on which the Retirement Center is located and surveyor's certificate relating thereto, with the cost of such survey to be borne fifty percent (50%) by Seller and fifty percent (50%) by Purchaser;
          (d)  Assignment of Leases.  An assignment of the Ground
     Lease and all Leases, the originals of such Leases, all security deposits and advance payments held by Seller, and an accounting of same;
          (e)  Assignment of Warranties, Guarantees and Indemnities.
     An assignment of any unexpired warranties, guarantees and indemnities now in effect with respect to any part of the Real Property or Personal Property and/or any of the mechanical systems in same;
          (f) Assignment of Service Contracts. An assignment of all service contracts not terminated prior to Closing;
          (g)  Assignment and Bill of Sale.  A Limited Warranty
     Assignment and Bill of Sale for all of Seller's right, title and interest in and to the Personal Property and fixtures located in the Retirement Center, including those items described in Exhibit
     "B" attached hereto and by this reference made a part hereof;
          (h) Paid Tax Bill. A copy of the most recently paid real estate tax bills;
          (i) Other Documents. Such other documents, certificates and instruments as Purchaser or the Title Company may reasonably and timely request in order to document more effectively the transactions contemplated by this Agreement or to evidence the compliance by Seller with any condition of this Agreement;
          (j) Obligations; Employee Benefits. The lists and payments required by Sections 14 and 15 hereof; and
          (k) Trade Name Assignments. An assignment of the trade name "Highland Cove Retirement Center".
     6.04. Escrow Closing. If, on or before the Closing Date, the conditions of Closing have not been satisfied or waived in writing, Purchaser and Seller shall have the option to close the purchase in escrow with a mutually acceptable escrow agent and pursuant to an escrow agreement reasonably acceptable to Purchaser and Seller.
     6.05. Prorations. The following items shall be adjusted based on the Closing Date on a pro rata basis between Seller and Purchaser at the time of the Closing or after the Closing as agreed upon by Purchaser and Seller:
          (a) Real estate and personal property ad valorem taxes for the 12 month period succeeding the applicable tax bill due date;
          (b) Charges for electricity, gas, water and sewer and other utilities to be based on projections from most recent invoices or on recent meter readings;
          (c) All prepayments made under the service contracts and other agreements accepted by Purchaser pursuant to the foregoing provisions of this Agreement;
          (d) Deposits (as defined herein) referenced in Section 16 hereof; and
          (e)  Employee payroll in accordance with Section 15 hereof.
     6.06. Security Deposits. All security deposits and advance rental deposits (collectively, the "Deposits") held by Seller shall be turned over to the Purchaser at the Closing, and Purchaser shall execute a receipt therefor. Before Closing, Seller shall make available to Purchaser at the Retirement Center a list of all such Deposits. Seller and Purchaser each hereby agree to reimburse and indemnify and hold free and harmless the other party from any and all liability in connection with any loss of Deposits incurred by the other party's failure to comply with applicable laws or properly to handle and account for same.
     6.07. Conditions Precedent to Obligations of Purchaser. All of Purchaser's obligations to acquire the Retirement Center and make the deliveries and payments contemplated by this Section 6 are subject to the fulfillment prior to or at the Closing of all material conditions contained in this Agreement, including but not limited to, the following conditions, any one or more of which Purchaser may waive in writing in whole or in part:
          (a) Deliveries. The delivery to Purchaser of those items listed in Section 6.03.
          (b)  Governmental Consents Obtained or Requirements
     Satisfied. All authorizations, consents and approvals of any governmental or public unit, agency, body, authority or governmental or public official or entity necessary for the valid consummation of the transactions contemplated by (and compliance with or performance under) this Agreement shall have been obtained and shall be in full force and effect, including any required consents.
          (c) No Challenge to Transaction. No injunction (temporary or permanent) shall have been issued against Seller or Purchaser enjoining the consummation of the transactions contemplated by this Agreement, and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed by any governmental or public unit, agency, body, authority or other governmental or public officer or entity before any court, governmental or public unit, agency, body or authority or legislative body that has not been withdrawn, dismissed, rescinded, dissolved or otherwise eliminated on or before the Closing Date, to enjoin, restrain, delay, prohibit or obtain damages with respect to, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated by this Agreement.

          (d)  Consents and Releases Received.  Except as provided in
     (b) above, all consents reasonably necessary to complete this transaction shall have been obtained by Seller. Except for the Permitted Title Exceptions or as provided herein, all liens on the Real Property and Personal Property shall have been released in full and UCC termination statements shall have been filed or delivered for filing as appropriate. Purchaser shall have received consents or agreements from all parties other than Seller that all contractual arrangements with Seller shall continue unaltered in all material respects; provided, however, that such consents shall be required only if the failure to obtain such consent would, in the reasonable determination of Purchaser, have a material adverse effect on the business, financial condition or results of operations of the Retirement
     Center.
          (e) Title Binder. Purchaser shall have obtained with respect to Real Property (including, but not limited to, the Land) a commitment for an owner's title insurance policy with extended coverages issued in the name of Purchaser and its successors and assigns by the Title Company (i) insuring the title to such Real Property (in a total aggregate amount equal to the Purchase Price at regular rates, including examination costs) as good, valid and marketable title free and clear of all liens, encumbrances and exceptions other the Permitted Title Exceptions;
     and (ii) containing no material survey exceptions or exclusions from coverage that indicate that Purchaser will not be able to operate the Retirement Center after the Closing in the manner in which it is currently being operated, and containing such endorsements as Purchaser may reasonably require and as may be customarily made available by the Title Company under standard underwriting criteria at nominal premium cost or at a premium cost paid solely by Purchaser.
          (f) Casualty Losses. On or prior to the time of Closing, the Retirement Center shall not have sustained any loss, whether or not insured, by reason of physical damage to the Retirement
     Center caused by fire, flood, accident, explosions or other calamity.
          (g) Insurance. Polices of insurance relating to the Retirement Center, in form and substance reasonably satisfactory to Purchaser, shall have been obtained by Purchaser. Purchaser agrees to use its reasonable efforts to obtain appropriate insurance prior to the Closing Date.
          (h) No Material Adverse Change. During the period prior to the Closing Date, no information shall have come to the attention of Purchaser (including information required from Seller pursuant to Section 3.26 hereof) (i) reasonably indicating or suggesting that the financial information regarding the Retirement Center and Seller is in any material respect incorrect or incomplete,
     (ii) which in Purchaser's reasonable judgment adversely affects the Retirement Center or (iii) affecting Seller's ability to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.
          (i) Accuracy of Representations, Warranties and Covenants. The representations and warranties of Seller in this Agreement shall be true and correct as of the date when made, and shall be updated and true and correct as of the Closing as though such representations and warranties were made again on that date and Seller shall have performed or complied with all obligations, covenants and agreements with which Seller is required by this Agreement to perform or comply on or before the Closing.
     6.08. Cost of Recording. Seller shall pay the cost of recording any deed and any documentary stamps, transfer tax, or other similar tax relating to such deed.
     6.09. Deliveries by Purchaser. Purchaser hereby agrees to, and shall, deliver and pay or to cause to be delivered and paid to Seller all items required to be delivered or paid, in including, without limitation, the following:
          (a)  Purchase Price.  The Purchase Price as set forth in
     Section 2.01 hereof.
          (b) Other Documents. Such other documents, certificates and instruments as the Seller or the Title Company may reasonably and timely request in order to document more effectively the transactions contemplated by this Agreement or to evidence the compliance by Purchaser with any condition of this Agreement.
     6.10. Conditions Precedent to Obligations of Seller. All of the obligations of Seller to make the deliveries contemplated by this Section 6 are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which Seller may waive in writing in whole or in part:
          (a)  Accuracy of Representations, Warranties and Covenants.
     The representations and warranties of Purchaser in this Agreement shall be true and correct as of the date when made, and shall be updated and true and correct as of the Closing as though such representations and warranties were made again on that date and Purchaser shall have performed or complied with all obligations, covenants and agreements with which Purchaser is required by this Agreement to perform or comply on or before the Closing.
          (b) Consents Obtained or Requirements Satisfied. All authorizations, consents and approvals of any third party, including without limitation any governmental or public unit, agency, body, authority or other governmental or public official or entity necessary for the valid consummation of the transactions contemplated by (and compliance with or performance under) this Agreement shall have been obtained and shall be in full force and effect.
          (c) Purchase Price. Purchaser shall have delivered to Seller the Purchase Price in the manner described in Section 6.09 hereof.
          (d) Deliveries. The Purchaser shall have delivered to Seller those other items listed in Section 6.09 hereof, in form and substance reasonably satisfactory to Seller.
          (e) No Challenge to Transaction. No injunction (temporary or permanent) shall have been issued against Seller or Purchaser enjoining the consummation of the transactions contemplated by this Agreement, and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed by any governmental or public unit, agency, body, authority or other governmental or public officer or entity before any court, governmental or public unit, agency, body or authority or legislative body that has not been withdrawn, dismissed, rescinded, dissolved or otherwise eliminated on or before the Closing Date, to enjoin, restrain, delay, prohibit or obtain damages with respect to, which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated by this Agreement.
          (f) No Material Adverse Change. During the period prior to the Closing Date, no information shall have come to the attention of Seller indicating or suggesting that the ownership or operation of the Retirement Center by Purchaser, in the reasonable judgment of Seller, would be illegal.
SECTION 7.  CONDEMNATION, RISK OF LOSS.
     7.01. Condemnation. In the event of the imminent threat or institution of any proceedings, judicial, administrative or otherwise, which shall relate to the proposed taking of any portion of the Retirement Center by eminent domain prior to Closing, Purchaser shall have the right and option to terminate this Agreement at any time prior to Closing by giving the Seller written notice to such effect. Seller hereby agrees to furnish Purchaser written notification with respect to such events of taking within three (3) days from Seller's receipt of any notification of such events. If Purchaser should decide to terminate this Agreement due to such proposed taking, the parties hereto shall be released from their respective obligations and liabilities hereunder and the Earnest Money Deposit and any interest thereon shall be returned to Purchaser.
     In the event Purchaser does not elect to terminate this Agreement because of such taking, at the Closing hereof, Seller shall assign to Purchaser all its right, title and interest in and to any proceeds arising out of such taking.
     7.02. Risk of Loss. Risk of loss with respect to the Retirement Center is assumed by Seller until Closing. In the event that the Retirement Center is substantially damaged by fire or other casualty prior to the Closing of this transaction, Purchaser, at its option, may:
          (a) Elect to terminate this Agreement upon giving written notice of such termination to Seller, whereupon the parties hereto shall be released from their respective obligations hereunder, or
          (b) Elect to close the sale, whereupon Purchaser shall be entitled to a reduction in the Purchase Price equal to the cost to repair such damage to the like condition existing before such fire or other casualty, less the amount of the insurance proceeds payable by Seller's insurance company for such fire or other casualty.
     Aggregate damage of $150,000 or more shall be deemed substantial.
     If the Retirement Center is damaged by fire or other casualty prior to Closing and such damages are not substantial, unless the damages are repaired in full by Seller prior to Closing to Purchaser's reasonable satisfaction, Purchaser shall Close as provided herein and shall be entitled to a reduction in the Purchase Price equal to the cost to repair such unrepaired damages, less the amount of the insurance proceeds payable by Seller's insurance company for such fire or other casualty.

SECTION 8.  INSPECTION.
     8.01. Right to Inspect. The Purchaser, or its agents, shall have the right to inspect, test and survey the physical condition, environmental condition, structural competency and good working order of the Retirement Center prior to Closing.
     8.02. Environmental Audits; Surveys. Commencing upon the date of this Agreement and extending through Closing hereunder, Purchaser shall have the right to enter the Retirement Center personally or through agents, employees and contractors for the purpose of making appraisals, as built and topographical surveys of same, soil tests, environmental tests, structural tests and in general making tests, analyses and investigations of the Retirement Center as Purchaser may reasonably determine.
     8.03. Inspection of Records. At all times prior to Closing, all Leases, books or records of Seller pertaining to the Retirement Center may be inspected by Purchaser at the Retirement Center, and, upon request, Purchaser shall be supplied with copies thereof by Seller.
     8.04. Terms and Conditions of Inspections. Any inspections conducted pursuant to this Section 8 shall be at any time subject to the following terms and conditions:
          (a) Seller shall have received reasonable advance notice thereof;
          (b) No such inspection shall interfere with the normal day-to-day operation of the Retirement Center; and
          (c) No due diligence objection or other objection to Closing shall be raised by Purchaser after two business days after the receipt of the survey; provided, however, that Purchaser shall have until January 26, 1995 to object to environmental conditions set forth in the Environmental Report.
SECTION 9.  TERMINATION.
     9.01. Circumstances of Termination. This Agreement may be terminated in either of the following circumstances:
          (a)  The conditions to the Agreement in Section 5 or Section
     8 are not satisfied within the times provided in such sections or the termination circumstances as set forth in Sections 7.01, 7.02 and 13 occur; or
          (b) The Closing begins or would otherwise occur and Purchaser is not obligated to close pursuant to Section 6.07 or Seller is not obligated to close pursuant to Section 6.10.
     9.02. Effect of Termination. If this Agreement is terminated pursuant to Section 9.01(a), this Agreement shall be deemed thenceforth null and void and no party hereto shall have any obligation or liability by reason of this Agreement, except as specifically provided herein (including the remedies set forth in Section 9.03 hereof).
     9.03. Damages Upon Termination. If Purchaser fails to tender the Purchase Price to Seller at the Closing or fails to perform as required herein, Seller shall be entitled to receive the Earnest Money Deposit and any interest thereon as Seller's full liquidated damages, and not as a penalty, whereupon this Agreement shall immediately terminate and be of no further force or effect, it being expressly understood by Purchaser that the extent of Seller's damages in such circumstances is not reasonably capable of being accurately ascertained. If Seller fails to perform as required herein, Purchaser shall receive the Earnest Money Deposit and any interest thereon and have all rights or remedies available to it under law or at equity, including, but not limited to specific performance.

SECTION 10.  BROKER'S COMMISSION.
     Each of Purchaser and Seller warrants to the other that there are no brokers, finders or other consultants acting on behalf of, or at the request of, Purchaser or Seller in this transaction. Seller shall indemnify and hold Purchaser harmless from and against the claims of all persons or entities who claim commissions through Seller for real estate brokerage fees or commissions or any other fees arising out of the sale and purchase of the Retirement Center or the transactions contemplated hereby. Purchaser shall indemnify and hold Seller harmless from and against the claims of all persons or entities who claim commissions through Purchaser for real estate brokerage fees or commissions or any other fees arising out of the purchase or sale of the Retirement Center or the transactions contemplated hereby.
SECTION 11.  ASSIGNMENT AND APPROVAL.
     Either Seller or Purchaser may assign its rights and obligations hereunder or any part thereof to any affiliated person, firm, limited partnership or corporation, including an entity to be formed hereafter, without the prior written consent of the other party, provided that such assigning party shall give the other party written notice of such assignment, and such assignee shall assume the assignor's obligations hereunder in writing.
SECTION 12.  NOTICES.
     All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing. If not otherwise provided hereunder, all notices, demands or requests to be sent to any party hereto, or any assignee or any party, shall be deemed to have been properly given or served by delivering same personally to each party or by sending same by telecopy (receipt confirmed) or overnight delivery or certified mail addressed to such party at the following addresses or telecopy number:
     To Purchaser:       Life Care Centers of America, Inc.
                         3570 Keith Street, N.W.
                         P. O. Box 3480
                         Cleveland, Tennessee  37320-3480
                         Attention:  Forrest L. Preston
                         Telecopy Number: (615) 339-8339


     With a copy to:          Life Care Centers of America, Inc.
                         3570 Keith Street, N.W.
                         P. O. Box 3480
                         Cleveland, Tennessee  37320-3480
                         Attention:  D. Whitten Joyner, Esq.
                                   General Counsel
                         Telecopy Number:  (615) 339-8339



     To Seller:               Consolidated Resources Health Care Fund VI
                         7000 Central Parkway, Suite 970
                         Atlanta, Georgia  30328
                         Attention:  Alan C. Dahl
                         Telecopy Number:  (404) 395-9776

     With a copy to:          Nelson Mullins Riley & Scarborough, L.L.P.
                         400 Colony Square, Suite 2200
                         1201 Peachtree Street
                         Atlanta, Georgia  30361
                         Attention:  Paul A. Quiros, Esquire
                         Telecopy Number:  (404) 817-6050

SECTION 13.  MISCELLANEOUS.
     This Agreement shall bind and inure to the benefit of the parties hereto and their respective executors, administrators, legal representatives, and permitted successors and assigns. All of the representations, warranties, covenants, terms and conditions of this Agreement shall survive the Closing for a period of one (1) year hereafter, and shall not be merged into the Deed. If all or any portion of any of the provisions of this Agreement shall be declared invalid by laws applicable thereto, then the performance of such offending provision shall be excused by the parties hereto; provided, however, that, if the performance of such excused provision materially affects any aspect of this transaction, then the party for whose benefit such excused provision was inserted in this Agreement shall have the right, exercisable by written notice given to the other party within five (5) days after such provision is so declared invalid and prior to Closing, to terminate this Agreement; whereupon this Agreement shall be null and void. The titles or captions of the provisions of this Agreement are merely descriptive and are not representations of matters included in or excluded from such provisions. This Agreement and the agreements contemplated herein constitute the sole and entire agreement between the parties hereto with respect to the subject matter hereof, and no modification hereof shall be binding unless set forth in writing and signed by all parties hereto. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Georgia (without regard to its rules of conflicts of laws). Where the context so requires or permits, the use of the singular form includes the plural, and the use of the plural form includes the singular, and the use of any gender includes any and all genders.
SECTION 14.  ASSUMPTION OF SELLER'S OBLIGATIONS TO LESSEES.
     Purchaser shall assume the obligations of Seller to provide future services to all current Lessees under the Leases or other contracts relating to the Retirement Center. Any prepayments by Lessees for services to be rendered shall be prorated as of the Closing Date.
SECTION 15.  SELLER'S OBLIGATION WITH RESPECT TO EMPLOYEES.
     Seller shall prepare and file all returns required for state and federal taxes which are due on or before the Closing Date, including but not limited to unemployment, social security and withholding taxes. Seller shall pay to Purchaser (by means of a credit to Purchaser of amounts owed to Seller) the amount for all current wages payable to employees through the Closing Date and taxes with respect thereto, and shall pay to Purchaser all amounts necessary to discharge any and all accrued and/or earned fringe benefits including, without limitation, vacation pay or sick leave, retirement benefits and disability benefits to which employees may be entitled as of the Closing Date. As of the Closing Date, Seller shall provide to Purchaser at the Retirement Center a current list of any and all such amounts due employees certified by a responsible officer of the general partner of Seller.
SECTION 16.  RECORDS AND FUNDS.

     As of the Closing Date, Seller shall deliver to Purchaser at the Retirement Center all records with respect to the business conducted in connection with the Retirement Center, which records Purchaser shall maintain and make reasonably available to Seller for one (1) year after the Closing Date, and Seller shall provide Purchaser with an updated accounting of all Deposits held by Seller and shall deliver such funds to Purchaser at Closing or Seller shall credit Purchaser for such amounts at Closing.
SECTION 17.  LIABILITIES.
     Except as specifically provided in this Agreement and the agreements contemplated herein and as provided in the existing Management Agreement between Seller and Purchaser, Purchaser shall assume no liabilities of any kind or nature of Seller or any liabilities of any kind or nature arising out of the business conducted with respect to the Retirement Center prior to the Closing Date.
SECTION 18.  RENTS.
     On or after the Closing Date, Purchaser shall use its reasonable efforts to collect all payments of rent arising from the Retirement Center prior to the Closing Date. All such rents shall be remitted to Seller, if such rents are attributable to the time period on or prior to the Closing Date, and shall be retained by Purchaser, if such rents are attributable to the time period after the Closing Date. All rents received by Purchaser after the Closing Date shall be applied first to any rents owing to Seller for the time period on or prior to the Closing Date; and then to any rents owed to Purchaser arising after the Closing Date. Purchaser shall have no interest in rents due to Seller arising from the time period on or prior to the Closing Date, and Seller shall have no interest in rents due to Purchaser arising after the Closing Date. For one year after Closing, Purchaser shall provide monthly reports to Seller concerning rent payments arising from the period of time on or prior to the Closing Date, such reports to be accompanied by payment of any amounts received by Purchaser and not previously paid to Seller. Thereafter, Purchaser shall provide such periodic reports as shall be agreed by the parties, such reports to be accompanied by payment of any amounts received by Purchaser and not previously paid to Seller.
SECTION 19. TRANSFER OF THE TRADE NAME "HIGHLAND COVE RETIREMENT CENTER". At Closing, Seller shall assign any and all of its right, title and interest in and to the trade name "Highland Cove Retirement Center" to Purchaser.
SECTION 20.  CASH AND CASH EQUIVALENTS NOT INCLUDED.
     Seller shall not convey to Purchaser Seller's right, title and interest in and to any cash or cash equivalents with respect to the Retirement Center.
SECTION 21.  DELIVERY.
     To the extent Seller is obligated to deliver records or other items to Purchaser as of the Closing and such items would be cumbersome or unreasonable to remove from the Retirement Center, such delivery shall be made at the Retirement Center, regardless of the location of the remainder of the Closing.
SECTION 22.  EXHIBITS.
     The parties shall have until January 25, 1995, to agree upon all information to be filed as a part of the Exhibits to this Agreement. Failure of the parties to so agree by such date shall entitle either party to terminate this Agreement by giving written notice to such effect prior to Closing.

SECTION 23.  REMEDIES NOT LIMITED TO REAL AND PERSONAL
             PROPERTY.

     The parties shall have all legal and equitable remedies available to the for breach of this Agreement and shall not be limited to the collateral of the Real Property and Personal Property except as provided in Section
9.03 hereof.
SECTION 24.  MANAGEMENT CONTRACT.
     The management contract between Purchaser and Seller will terminate as of the Closing Date. Within forty-five (45) days after Closing, Seller and Purchaser will make all final adjustments, complete all reports and close the books and records maintained by Purchaser, as manager, regarding the Retirement Center. If such final adjustments require the payment of monies by one party to the other, such payment shall be made within five (5) days following such final adjustment.

     IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement the day and year first hereinabove written.

"SELLER"

CONSOLIDATED RESOURCES HEALTH CARE FUND VI

By:  WelCare Service Corporation-VI,
     Its Managing General Partner



By:  /s/ Alan C. Dahl
     Alan C. Dahl, Vice President



"PURCHASER"

LIFE CARE CENTERS OF AMERICA, INC.




By:  /s/ John P. O'Brien, Jr.
     John P. O'Brien, Jr., Vice President